Exhibit 99.1

Ventas, Inc. 111 South Wacker Drive, Suite 4800 Chicago, Illinois 60606 (877) 4-VENTAS www.ventasreit.com

Contact:	David J. Smith (877) 4-VENTAS

VENTAS REPORTS 13 PERCENT INCREASE IN SECOND QUARTER 2011 NORMALIZED FFO TO $0.80 PER DILUTED SHARE

Completes Atria Senior Living Group and Nationwide Health Properties Acquisitions Totaling $11 Billion Year to Date

COMPANY RAISES FULL YEAR 2011 NORMALIZED FFO PER DILUTED SHARE GUIDANCE TO $3.17 TO $3.23

CHICAGO, IL (August 4, 2011) — Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) said today that  normalized Funds From Operations (“FFO”) for the quarter ended June 30, 2011 increased 26.5 percent to $141.5 million, from $111.9 million for the comparable 2010 period.  Normalized FFO per diluted common share was $0.80 for the quarter ended June 30, 2011, an increase of 12.7 percent from $0.71 for the comparable 2010 period.  Weighted average diluted shares outstanding in the second quarter of 2011 rose by 13.0 percent to 177.9 million, compared to 157.4 million in the comparable 2010 period.

“Year-to-date 2011 has been outstanding, as we completed $11 billion of high-quality acquisitions while simultaneously improving our balance sheet and credit profile and delivering excellent results to our shareholders,” Ventas Chairman and Chief Executive Officer Debra A. Cafaro said.  “With the completion of our acquisition of the Atria properties and our acquisition of Nationwide Health Properties on July 1, Ventas has a diversified portfolio of over 1,300 productive healthcare and seniors housing assets.  We expect to generate nearly 70 percent of our net operating income from private pay sources, we have excellent operating partners, and we benefit from a cohesive management team focused on delivering value for stakeholders.”

Consistent with the Company’s previous statements, normalized FFO for the quarter ended June 30, 2011 excludes the net expense (totaling $41.0 million, or $0.23 per diluted share) from merger-related expenses and deal costs (including integration costs) and amortization of other intangibles, partially offset by income tax benefit and mark-to-market adjustment for derivatives.  Normalized FFO for the quarter ended June 30, 2010 excluded the net expense (totaling $10.6 million, or $0.07 per diluted share) from merger-related expenses and deal costs (including integration costs) and loss on extinguishment of debt, partially offset by income tax benefit.

Second quarter 2011 normalized FFO per diluted common share versus the comparable period in 2010 benefited from rental increases from the Company’s triple-net lease portfolio, higher Net Operating Income after management fees at the Company’s 79 same-store private pay senior living communities managed by Sunrise Senior Living, Inc. (NYSE: SRZ) (“Sunrise”), and higher Net Operating Income from its medical office building (“MOB”) portfolio, partially offset by increases in general and administrative expenses (including stock-based compensation) as a result of the Company’s enterprise growth, higher interest expense and higher weighted average diluted shares outstanding.

Normalized FFO for the six months ended June 30, 2011 was $262.6 million, or $1.54 per diluted common share, an 11.6 percent increase per diluted common share from $217.1 million, or $1.38 per diluted common share, for the comparable 2010 period.  Normalized FFO for the six months ended June 30, 2011 excludes the net expense

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(totaling $61.0 million, or $0.36 per diluted share) from merger-related expenses and deal costs (including integration costs), amortization of other intangibles and loss on extinguishment of debt, partially offset by income tax benefit and mark-to-market  adjustment for derivatives.

Net income attributable to common stockholders for the quarter ended June 30, 2011 was $19.7 million, or $0.11 per diluted common share, compared with net income attributable to common stockholders for the quarter ended June 30, 2010 of $58.1 million, or $0.37 per diluted common share, including discontinued operations of $5.9 million.  This decrease is primarily the result of a net expense of $41.0 million due to the factors described above for normalized FFO.

Net income attributable to common stockholders for the six months ended June 30, 2011 was $68.7 million, or $0.40 per diluted common share, compared with net income attributable to common stockholders for the six months ended June 30, 2010 of $110.7 million, or $0.70 per diluted common share, including discontinued operations of $6.6 million.  This decrease is primarily the result of a net expense of $61.0 million due to the factors described above for normalized FFO.

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), for the quarter ended June 30, 2011 decreased 0.7 percent to $100.6 million, from $101.3 million in the comparable 2010 period. Second quarter 2011 NAREIT FFO per diluted common share decreased 10.9 percent to $0.57, from $0.64 in the second quarter of 2010.  This decrease is primarily due to the factors described above for net income.

NAREIT FFO for the six months ended June 30, 2011 decreased 1.3 percent to $201.6 million, from $204.3 million in the comparable 2010 period. NAREIT FFO per diluted common share for the six months ended June 30, 2011 decreased 8.5 percent to $1.19, from $1.30 in 2010.  This decrease is primarily due to the factors described above for net income.

PRIVATE PAY SENIORS HOUSING OPERATING PORTFOLIO

At June 30, 2011, the Company’s senior living operating portfolio included 79 private pay seniors housing communities managed by Sunrise and 117 private pay seniors housing communities managed by Atria Senior Living, Inc. (“Atria”).

Net Operating Income after management fees (“NOI”) for the Sunrise-managed communities was $39.5 million for the quarter ended June 30, 2011, compared to $38.8 million for the comparable 2010 period.  The comparable 2010 period included the benefit to NOI of a $3 million cash payment from Sunrise for expense overages.  Average daily resident occupancy increased 100 basis points to 89.4 percent versus the prior period, and the average daily rate increased by 4.4 percent.

NOI for the Atria-managed communities was $16.1 million for the month ended June 30, 2011 (Ventas’s first full month of ownership).  Average unit occupancy was 87.0 percent for the 110 stabilized assets, and 83.4 percent for seven redevelopment assets in lease-up for the same period.

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SECOND QUARTER HIGHLIGHTS AND OTHER RECENT DEVELOPMENTS

Portfolio, Performance and Balance Sheet Highlights

Acquisitions

➢              On May 12, 2011, Ventas acquired substantially all of the real estate assets (117 private pay senior living communities and one entitled development parcel) of Atria Senior Living Group, Inc.  Atria manages these communities, which are located principally in affluent metropolitan areas on the coasts.

➢              On July 1, 2011, Ventas acquired Nationwide Health Properties, Inc. (“NHP”) in a stock-for-stock transaction.

Liquidity, Ratings and Balance Sheet

➢              In July 2011, Fitch Ratings upgraded Ventas’s corporate credit rating to BBB+ (stable), Moody’s Investors Service upgraded the Company’s rating to Baa2 (stable) and Standard & Poor’s Ratings Services maintained its BBB- rating and positive outlook on the Company.

➢              In July 2011, the Company redeemed $200.0 million principal amount then outstanding of its 6½ percent senior notes due 2016, at a redemption price equal to 103.25 percent of par.  As a result, the Company expects to recognize in its third quarter 2011 results $8.7 million in costs from the early extinguishment of debt, which amount will be excluded from the Company’s normalized FFO per share consistent with its previous statements.

➢              In May 2011, the Company issued and sold $700.0 million aggregate principal amount of 4.75 percent senior notes due 2021.

➢              As previously announced, in April 2011, the Company received proceeds of $112.4 million in final repayment of a first mortgage loan and recognized income of $3.3 million in connection with this repayment.

➢              Upon the completion of the NHP acquisition, the Company gained the benefit of additional liquidity from an $800 million term loan (the “Term Loan”) previously extended to NHP, priced at LIBOR plus 150 basis points.  The Term Loan matures in June 2012 and currently has $250 million outstanding.

➢              At June 30, 2011, the Company had $139.5 million outstanding under its revolving credit facilities, $851.2 million of undrawn availability, and $26.7 million of cash and short-term cash investments.  Currently, the Company has $513 million outstanding under its revolving credit facilities.

➢              The Company’s current availability under its credit facilities exceeds $1 billion.

➢              The Company’s debt to total capitalization at June 30, 2011 was approximately 34 percent.  The Company’s net debt to Adjusted Pro Forma EBITDA (as defined herein) at quarter end was 5.6x.

Portfolio

➢              The 197 skilled nursing facilities and hospitals leased by the Company to Kindred Healthcare, Inc. (NYSE: KND) (“Kindred”) produced EBITDARM (earnings before interest, taxes, depreciation,

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amortization, rent and management fees) to actual cash rent coverage of 2.0x for the trailing 12-month period ended March 31, 2011 (the latest date available).

➢              As previously announced, the Company has leased (the “Senior Care II Lease”) to a subsidiary of Louisville, KY-based Senior Care, Inc. (“Senior Care”) 30 of 32 private pay senior living communities included in the Company’s acquisition of NHP and will lease the remaining two communities to Senior Care upon receipt of lender consent.  The Senior Care II Lease became effective August 1, 2011.

➢              “Same-store” cash NOI growth was 2.7 percent in the quarter ended June 30, 2011 for the Company’s triple-net leased healthcare and seniors housing assets, compared to the second quarter of 2010.

➢              “Same-store” cash NOI growth for the Company’s total portfolio was 2.6 percent in the second quarter of 2011, compared to the second quarter of 2010.  The comparable 2010 period included the benefit to NOI of a $3 million cash payment from Sunrise to Ventas for expense overages; excluding such payment, the growth rate was 4.5 percent.

Additional Information

➢              As previously announced, Matthew J. Lustig, Douglas M. Pasquale, Richard I. Gilchrist and Robert D. Paulson were appointed to Ventas’s Board of Directors.  Mr. Pasquale is also serving as a Senior Advisor to the Company’s Chief Executive Officer through year end to insure a successful integration of the NHP acquisition.

➢              On July 26, 2011, the United States District Court for the Western District of Kentucky (the “Court”) issued an order (the “Order”) scheduling a federal jury trial to commence February 21, 2012 to determine whether Ventas is entitled to collect punitive damages from HCP, Inc. (“HCP”) on account of HCP’s intentional misconduct in connection with Ventas’s 2007 acquisition of Sunrise Senior Living REIT, and the amount of such punitive damages.  Ventas has a $101.6 million compensatory damages judgment against HCP awarded by a federal jury in 2009. On May 17, 2011, the United States Court of Appeals for the Sixth Circuit (the “Sixth Circuit”) unanimously affirmed the $101.6 million jury verdict in Ventas’s favor and decided that Ventas is entitled to seek punitive damages in the Court against HCP for its conduct.  The Sixth Circuit also subsequently denied HCP’s request to re-hear that decision.

➢              On July 29, 2011, the Centers for Medicare & Medicaid Services (“CMS”) published its final rule for Medicare reimbursement for skilled nursing facilities (“SNFs”) effective October 1, 2011 (fiscal year, or FY, 2012). The final rule reduces Medicare payments to SNFs by an estimated 11.1 percent.  This reduction in the FY 2012 Medicare reimbursement rates is intended to reverse the unexpectedly positive impact of RUG-IV (a resource classification system that took effect October 1, 2010).  Additional information regarding the Company’s SNF portfolio is contained in the supplemental information referred to below.

➢              On August 1, 2011, CMS published its final rule for Medicare reimbursement for long-term acute care hospitals (“LTACs”) for fiscal year 2012.  The final rule increases Medicare payments to LTACs by 2.5 percent.

➢              Supplemental information regarding the Company can be found on the Company’s website under the “Investor Relations” section or at www.ventasreit.com/investor-relations/financial-information/supplemental-information.  Beginning this quarter, the Company has provided additional

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information regarding its senior living operating portfolio, including results of operations from metropolitan statistical areas (MSAs), as well as average unit occupancy and REVPOR (revenue per occupied room) data.

VENTAS RAISES 2011 NORMALIZED FFO PER DILUTED SHARE GUIDANCE TO $3.17 TO $3.23

Ventas currently expects its 2011 normalized FFO per diluted share to range between $3.17 and $3.23, improving its previously announced 2011 guidance of between $3.06 and $3.14 per diluted share.  This increase is the result of the acquisition of NHP.  For the full year, Ventas expects average fully diluted shares outstanding to be approximately 230 million; currently, the Company has approximately 290 million fully diluted shares outstanding.  The Company also continues to expect 2011 NOI for its 79 Sunrise-managed seniors housing assets to be between $152 million and $157 million and second half 2011 NOI for its 117 Atria-managed seniors housing assets to be between $93 million and $98 million.

The Company’s normalized FFO guidance (and related GAAP earnings projections) for all periods assumes that all of the Company’s tenants and borrowers continue to meet all of their obligations to the Company.  In addition, the Company’s normalized FFO guidance excludes (a) gains and losses on the sales of real property assets, (b) merger-related costs and expenses, including amortization of intangibles and transition and integration expenses, and deal costs and expenses, including expenses and recoveries, if any, relating to the Company’s lawsuit against HCP, (c) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of the Company’s debt, (d) the non-cash effect of income tax benefits or expenses and derivative transactions that have non-cash mark-to-market impacts on the Company’s income statement, (e) the impact of future unannounced acquisitions or divestitures (including pursuant to tenant options to purchase) and capital transactions, and (f) the reversal or incurrence of contingent consideration and liabilities.

The Company’s guidance is based on a number of other assumptions, which are subject to change and many of which are outside the control of the Company.  If actual results vary from these assumptions, the Company’s expectations may change.  There can be no assurance that the Company will achieve these results.

A reconciliation of the Company’s guidance to the Company’s projected GAAP earnings is attached to this press release. The Company may from time to time update its publicly announced guidance, but it is not obligated to do so.

SECOND QUARTER CONFERENCE CALL

Ventas will hold a conference call to discuss this earnings release today, at 11:00 a.m. Eastern Time (10:00 a.m. Central Time).  The dial-in number for the conference call is (617) 213-8848.  The participant passcode is “Ventas.”  The conference call is being webcast live by Thomson Reuters and can be accessed at the Company’s website at www.ventasreit.com or www.earnings.com.  A replay of the webcast will be available today online, or by calling (617) 801-6888, passcode 41927326, beginning at approximately 2:00 p.m. Eastern Time and will be archived for 30 days.

Ventas, Inc., an S&P 500 company, is a leading healthcare real estate investment trust. Its diverse portfolio of more than 1,300 assets in 47 states (including the District of Columbia) and two Canadian provinces consists of seniors housing communities, skilled nursing facilities, hospitals, medical office buildings and other properties. Through its Lillibridge subsidiary, Ventas provides management, leasing, marketing, facility development and

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advisory services to highly rated hospitals and health systems throughout the United States. More information about Ventas and Lillibridge can be found at www.ventasreit.com and www.lillibridge.com.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s or its tenants’, operators’, managers’ or borrowers’ expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, merger integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and security holders must recognize that actual results may differ from the Company’s expectations. The Company does not undertake a duty to update such forward-looking statements, which speak only as of the date on which they are made.

The Company’s actual future results and trends may differ materially depending on a variety of factors discussed in the Company’s filings with the Securities and Exchange Commission. These factors include without limitation: (a) the ability and willingness of the Company’s tenants, operators, borrowers, managers and other third parties to meet and/or perform their obligations under their respective contractual arrangements with the Company, including, in some cases, their obligations to indemnify, defend and hold harmless the Company from and against various claims, litigation and liabilities; (b) the ability of the Company’s tenants, operators, borrowers and managers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness; (c) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions or investments, including the NHP transaction and those in different asset types and outside the United States; (d) macroeconomic conditions such as a disruption of or lack of access to the capital markets, changes in the debt rating on U.S. government securities, default and/or delay in payment by the United States of its obligations, and changes in the federal budget resulting in the reduction or nonpayment of Medicare or Medicaid reimbursement rates; (e) the nature and extent of future competition; (f) the extent of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (g) increases in the Company’s cost of borrowing as a result of changes in interest rates and other factors; (h) the ability of the Company’s operators and managers, as applicable, to deliver high quality services, to attract and retain qualified personnel and to attract residents and patients; (i) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete, and the effect of those changes on the Company’s revenues and its ability to access the capital markets or other sources of funds; (j) the Company’s ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; (k) the Company’s ability and willingness to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations; (l) final determination of the Company’s taxable net income for the year ended December 31, 2010 and for the year ending December 31, 2011; (m) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases and the Company’s ability to reposition its properties on the same or better terms in the event such leases expire and are not renewed by the Company’s tenants or in the event the Company exercises its right to replace an existing tenant upon default; (n) risks associated with the Company’s senior living operating portfolio, such as factors causing volatility in the Company’s operating income and earnings generated by its properties, including without limitation national and regional economic conditions, costs of materials, energy, labor and services, employee benefit costs, insurance costs and professional and general liability claims, and the timely delivery of accurate property-level financial results for those properties; (o) the movement of U.S. and Canadian exchange rates; (p) year-over-year changes in the Consumer Price Index and the effect of those changes on the rent escalators, including the rent escalator for Master Lease 2 with Kindred, and the Company’s earnings; (q) the Company’s ability and the ability of its tenants, operators, borrowers and managers to obtain and maintain adequate liability and other insurance from reputable and financially stable providers; (r) the impact of increased operating costs and uninsured professional liability claims on the liquidity, financial condition and results of operations of the Company’s tenants, operators, borrowers and managers, and the ability of the Company’s tenants, operators, borrowers and managers to accurately estimate the magnitude of those claims; (s) risks associated with the Company’s MOB portfolio and operations, including its ability to successfully design, develop and manage MOBs, to accurately estimate its costs in fixed fee-for-service projects and to retain key personnel; (t) the ability of the hospitals on or near whose campuses the Company’s MOBs are located and their affiliated health systems to remain competitive and financially viable and to attract physicians and physician groups; (u) the Company’s ability to maintain or expand its relationships with its existing and future hospital and health system clients; (v) risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (w) the impact of market or issuer events on the liquidity or value of the Company’s investments in marketable securities; and (x) the impact of any

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financial, accounting, legal or regulatory issues or litigation that may affect the Company or its major tenants, operators or managers.  Many of these factors are beyond the control of the Company and its management.

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CONSOLIDATED BALANCE SHEETS

As of June 30, 2011, March 31, 2011, December 31, 2010, September 30, 2010, and June 30, 2010

(In thousands, except per share amounts)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2011	2011	2010	2010	2010
Assets
Real estate investments:
Land	$854,055	$560,086	$559,072	$557,880	$556,469
Buildings and improvements	8,969,465	6,051,148	6,035,295	5,982,708	5,732,421
Construction in progress	41,240	5,848	6,519	5,955	3,788
Acquired lease intangibles	317,850	147,381	146,813	143,356	106,296
	10,182,610	6,764,463	6,747,699	6,689,899	6,398,974
Accumulated depreciation and amortization	(1,601,662)	(1,521,039)	(1,468,180)	(1,416,546)	(1,367,396)
Net real estate property	8,580,948	5,243,424	5,279,519	5,273,353	5,031,578
Loans receivable, net	634,472	130,608	149,263	164,829	140,870
Investments in unconsolidated entities	14,765	15,011	15,332	16,044	—
Net real estate investments	9,230,185	5,389,043	5,444,114	5,454,226	5,172,448
Cash and cash equivalents	26,702	41,899	21,812	33,790	27,794
Escrow deposits and restricted cash	64,261	35,399	38,940	41,985	43,484
Deferred financing costs, net	16,129	17,141	19,533	22,739	24,891
Other assets	296,756	210,616	233,622	248,077	193,500
Total assets	$9,634,033	$5,694,098	$5,758,021	$5,800,817	$5,462,117

Liabilities and equity
Liabilities:
Senior notes payable and other debt	$5,007,080	$2,571,368	$2,900,044	$2,895,547	$2,580,849
Accrued interest	26,558	34,543	19,296	33,748	16,682
Accounts payable and other liabilities	401,151	203,594	207,143	202,985	181,343
Deferred income taxes	279,668	238,146	241,333	252,351	251,829
Total liabilities	5,714,457	3,047,651	3,367,816	3,384,631	3,030,703

Commitments and contingencies

Equity:
Ventas stockholders’ equity:
Preferred stock, $1.00 par value; 10,000 shares authorized, unissued	—	—	—	—	—
Common stock, $0.25 par value; 188,106, 163,118, 157,279, 157,095 and 156,872 shares issued at June 30, 2011, March 31, 2011, December 31, 2010, September 30, 2010, and June 30, 2010, respectively	47,063	40,818	39,391	39,346	39,343
Capital in excess of par value	4,254,137	2,874,879	2,576,843	2,587,367	2,583,412
Accumulated other comprehensive income	28,212	28,097	26,868	23,816	16,506
Retained earnings (deficit)	(412,694)	(300,382)	(255,628)	(249,047)	(222,853)
Treasury stock, 0, 0, 14, 0 and 0 shares at June 30, 2011, March 31, 2011, December 31, 2010, September 30, 2010, and June 30, 2010, respectively	—	(8)	(748)	—	—
Total Ventas stockholders’ equity	3,916,718	2,643,404	2,386,726	2,401,482	2,416,408
Noncontrolling interest	2,858	3,043	3,479	14,704	15,006
Total equity	3,919,576	2,646,447	2,390,205	2,416,186	2,431,414
Total liabilities and equity	$9,634,033	$5,694,098	$5,758,021	$5,800,817	$5,462,117

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CONSOLIDATED STATEMENTS OF INCOME

For the three and six months ended June 30, 2011 and 2010

(In thousands, except per share amounts)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2011	2010	2011	2010
Revenues:
Rental income:
Triple-net leased	$120,129	$117,386	$238,732	$233,719
Medical office buildings	23,758	12,240	47,994	24,429
	143,887	129,626	286,726	258,148
Resident fees and services	202,482	109,867	316,984	218,353
Medical office building services revenue	9,822	—	16,779	—
Income from loans and investments	8,391	3,705	14,476	7,322
Interest and other income	78	122	156	385
Total revenues	364,660	243,320	635,121	484,208

Expenses:
Interest	53,732	43,840	96,290	87,930
Depreciation and amortization	80,755	50,040	132,514	102,354
Property-level operating expenses:
Senior living	136,739	71,059	214,850	145,736
Medical office buildings	8,278	4,124	16,954	8,326
	145,017	75,183	231,804	154,062
Medical office building services costs	7,954	—	13,490	—
General, administrative and professional fees (including non-cash stock-based compensation expense of $4,352 and $3,057 for the three months ended 2011 and 2010, respectively, and $8,368 and $6,089 for the six months ended 2011 and 2010, respectively)	15,554	9,858	30,386	20,541
Loss on extinguishment of debt	6	6,549	16,526	6,549
Merger-related expenses and deal costs	55,807	4,207	62,256	6,526
Other	(7,773)	121	(7,772)	15
Total expenses	351,052	189,798	575,494	377,977
Income before loss from unconsolidated entities, income taxes, discontinued operations and noncontrolling interest	13,608	53,522	59,627	106,231
Loss from unconsolidated entities	(83)	—	(253)	—
Income tax benefit (expense)	6,209	(409)	9,406	(695)
Income from continuing operations	19,734	53,113	68,780	105,536
Discontinued operations	—	5,852	—	6,597
Net income	19,734	58,965	68,780	112,133
Net income attributable to noncontrolling interest (net of tax of $0 and $559 for the three months ended 2011 and 2010, respectively, and $0 and $978 for the six months ended 2011 and 2010, respectively)	58	898	120	1,447
Net income attributable to common stockholders	$19,676	$58,067	$68,660	$110,686

Earnings per common share:
Basic:
Income from continuing operations attributable to common stockholders	$0.11	$0.33	$0.41	$0.67
Discontinued operations	—	0.04	—	0.04
Net income attributable to common stockholders	$0.11	$0.37	$0.41	$0.71
Diluted:
Income from continuing operations attributable to common stockholders	$0.11	$0.33	$0.40	$0.66
Discontinued operations	—	0.04	—	0.04
Net income attributable to common stockholders	$0.11	$0.37	$0.40	$0.70

Weighted average shares used in computing earnings per common share:
Basic	176,262	156,611	168,369	156,533
Diluted	177,945	157,441	170,013	157,206

Dividends declared per common share	$0.7014	$0.535	$1.2764	$1.07

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QUARTERLY CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	2011 Quarters		2010 Quarters
	Second	First	Fourth	Third	Second

Revenues:
Rental income:
Triple-net leased	$120,129	$118,603	$118,200	$117,906	$117,386
Medical office buildings	23,758	24,236	22,501	22,817	12,240
	143,887	142,839	140,701	140,723	129,626
Resident fees and services	202,482	114,502	114,766	113,182	109,867
Medical office building services revenue	9,822	6,957	7,387	6,711	—
Income from loans and investments	8,391	6,085	5,076	4,014	3,705
Interest and other income	78	78	64	35	122
Total revenues	364,660	270,461	267,994	264,665	243,320

Expenses:
Interest	53,732	42,558	45,414	45,519	43,840
Depreciation and amortization	80,755	51,759	51,142	52,104	50,040
Property-level operating expenses:
Senior living	136,739	78,111	72,029	74,066	71,059
Medical office buildings	8,278	8,676	7,855	7,941	4,124
	145,017	86,787	79,884	82,007	75,183
Medical office building services costs	7,954	5,536	4,885	4,633	—
General, administrative and professional fees (including non-cash stock-based compensation expense of $4,352, $4,016, $3,950, $4,039 and $3,057, respectively)	15,554	14,832	14,011	15,278	9,858
Loss on extinguishment of debt	6	16,520	3,242	—	6,549
Merger-related expenses and deal costs	55,807	6,449	7,575	5,142	4,207
Other	(7,773)	1	676	(419)	121
Total expenses	351,052	224,442	206,829	204,264	189,798
Income before loss from unconsolidated entities, income taxes, discontinued operations and noncontrolling interest	13,608	46,019	61,165	60,401	53,522
Loss from unconsolidated entities	(83)	(170)	(272)	(392)	—
Income tax benefit (expense)	6,209	3,197	(2,849)	(1,657)	(409)
Income from continuing operations	19,734	49,046	58,044	58,352	53,113
Discontinued operations	—	—	20,658	542	5,852
Net income	19,734	49,046	78,702	58,894	58,965
Net income attributable to noncontrolling interest (net of tax of $0, $0, $680, $613 and $559, respectively)	58	62	1,119	996	898
Net income attributable to common stockholders	$19,676	$48,984	$77,583	$57,898	$58,067

Earnings per common share:
Basic:
Income from continuing operations attributable to common stockholders	$0.11	$0.31	$0.36	$0.37	$0.33
Discontinued operations	—	—	0.13	0.00	0.04
Net income attributable to common stockholders	$0.11	$0.31	$0.49	$0.37	$0.37
Diluted:
Income from continuing operations attributable to common stockholders	$0.11	$0.30	$0.36	$0.37	$0.33
Discontinued operations	—	—	0.13	0.00	0.04
Net income attributable to common stockholders	$0.11	$0.30	$0.49	$0.37	$0.37

Weighted average shares used in computing earnings per common share:
Basic	176,262	160,420	156,734	156,631	156,611
Diluted	177,945	162,023	158,231	157,941	157,441

Dividends declared per common share	$0.7014	$0.575	$0.535	$0.535	$0.535

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Ventas Reports Second Quarter Results

August 4, 2011

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the six months ended June 30, 2011 and 2010

(In thousands)

	2011	2010
Cash flows from operating activities:
Net income	$68,780	$112,133
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	132,514	102,722
Amortization of deferred revenue and lease intangibles, net	(5,333)	(2,943)
Other amortization expenses	3,366	4,367
Stock-based compensation	8,368	6,089
Straight-lining of rental income	(3,749)	(4,975)
Gain on real estate loan investments	(3,255)	—
Gain on sale of marketable securities	(733)	—
Capital lease non-cash interest	(307)	—
Change in fair value of interest rate swaps	(8,887)	—
Loss on extinguishment of debt	16,526	6,549
Net gain on sale of real estate assets (including amounts in discontinued operations)	—	(5,225)
Income tax (benefit) expense	(9,404)	695
Loss from unconsolidated entities	253	—
Other	689	(238)
Changes in operating assets and liabilities:
Increase in other assets	(9,940)	(5,174)
Increase (decrease) in accrued interest	4,008	(1,292)
Decrease in accounts payable and other liabilities	(6,596)	(4,991)
Net cash provided by operating activities	186,300	207,717
Cash flows from investing activities:
Net investment in real estate property	(264,464)	(22,915)
Purchase of noncontrolling interest	(3,319)	—
Investment in loans receivable	(612,925)	(15,796)
Proceeds from sale of marketable securities	23,050	—
Proceeds from real estate disposals	—	23,029
Proceeds from loans receivable	132,363	1,323
Capital expenditures	(19,236)	(7,078)
Other	(75)	—
Net cash used in investing activities	(744,606)	(21,437)
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	99,500	117,280
Proceeds from debt	704,111	696
Repayment of debt	(337,427)	(215,171)
Payment of deferred financing costs	(1,363)	(1,840)
Issuance of common stock, net	299,884	—
Cash distribution to common stockholders	(201,949)	(167,829)
Contributions from noncontrolling interest	—	633
Distributions to noncontrolling interest	(616)	(4,277)
Other	955	4,673
Net cash provided by (used in) financing activities	563,095	(265,835)
Net increase (decrease) in cash and cash equivalents	4,789	(79,555)
Effect of foreign currency translation on cash and cash equivalents	101	(48)
Cash and cash equivalents at beginning of period	21,812	107,397
Cash and cash equivalents at end of period	$26,702	$27,794

Supplemental schedule of non-cash activities:
Assets and liabilities assumed from acquisitions:
Real estate investments	$3,140,924	$496
Other assets acquired	110,722	(355)
Debt assumed	1,621,641	—
Other liabilities	200,962	141
Deferred taxes	48,087	—
Equity issued	1,380,956	—

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Ventas Reports Second Quarter Results

August 4, 2011

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	2011 Quarters		2010 Quarters
	Second	First	Fourth	Third	Second
Cash flows from operating activities:
Net income	$19,734	$49,046	$78,702	$58,894	$58,965
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	80,755	51,759	51,142	52,200	50,185
Amortization of deferred revenue and lease intangibles, net	(3,534)	(1,799)	(1,853)	(1,637)	(1,394)
Other amortization expenses	930	2,436	2,188	2,088	2,213
Stock-based compensation	4,352	4,016	3,950	4,039	3,057
Straight-lining of rental income	(1,977)	(1,772)	(2,192)	(3,000)	(2,526)
Gain on real estate loan investments	(3,078)	(177)	(915)	—	—
Gain on sale of marketable securities	—	(733)	—	—	—
Capital lease non-cash interest	(307)	—	—	—	—
Change in fair value of interest rate swaps	(8,887)	—	—	—	—
Loss on extinguishment of debt	6	16,520	3,242	—	6,549
Net gain on sale of real estate assets (including amounts in discontinued operations)	—	—	(19,848)	(168)	(5,041)
Income tax (benefit) expense	(6,207)	(3,197)	2,849	1,657	409
Loss from unconsolidated entities	83	170	272	392	—
Other	291	398	(38)	230	(291)
Changes in operating assets and liabilities:
(Increase) decrease in other assets	(8,400)	(1,540)	772	(3,843)	(1,402)
(Decrease) increase in accrued interest	(11,245)	15,253	(14,452)	17,055	(19,091)
(Decrease) increase in accounts payable and other liabilities	(6,985)	389	(2,316)	10,495	523
Net cash provided by operating activities	55,531	130,769	101,503	138,402	92,156
Cash flows from investing activities:
Net investment in real estate property	(264,464)	—	(35,284)	(216,242)	(11,055)
Purchase of noncontrolling interest	—	(3,319)	(42,333)	—	—
Investment in loans receivable	(612,925)	—	—	(22,929)	—
Proceeds from sale of marketable securities	—	23,050	—	—	—
Proceeds from real estate disposals	—	—	32,566	2,568	22,275
Proceeds from loans receivable	112,413	19,950	17,739	229	131
Capital expenditures	(11,273)	(7,963)	(6,612)	(6,165)	(2,783)
Other	(38)	(37)	480	(4,500)	—
Net cash (used in) provided by investing activities	(776,287)	31,681	(33,444)	(247,039)	8,568
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	131,500	(32,000)	(204,440)	115,724	88,191
Proceeds from debt	689,481	14,630	396,145	200,541	500
Repayment of debt	(6,358)	(331,069)	(193,382)	(116,207)	(207,364)
Payment of deferred financing costs	(1,049)	(314)	(822)	(32)	(727)
Issuance of common stock, net	(42)	299,926	—	—	—
Cash distribution to common stockholders	(108,211)	(93,738)	(84,164)	(84,092)	(83,948)
Contributions from noncontrolling interest	—	—	—	185	368
Distributions to noncontrolling interest	(267)	(349)	(1,449)	(2,356)	(2,288)
Other	497	458	7,979	753	504
Net cash provided by (used in) financing activities	705,551	(142,456)	(80,133)	114,516	(204,764)
Net (decrease) increase in cash and cash equivalents	(15,205)	19,994	(12,074)	5,879	(104,040)
Effect of foreign currency translation on cash and cash equivalents	8	93	96	117	(895)
Cash and cash equivalents at beginning of period	41,899	21,812	33,790	27,794	132,729
Cash and cash equivalents at end of period	$26,702	$41,899	$21,812	$33,790	$27,794

Supplemental schedule of non-cash activities:
Assets and liabilities assumed from acquisitions:
Real estate investments	$3,140,924	$—	$—	$125,350	$—
Other assets acquired	110,722	—	—	(30)	—
Debt assumed	1,621,641	—	—	125,320	—
Other liabilities	200,962	—	—	—	—
Deferred taxes	48,087	—	—	—	—
Equity issued	1,380,956	—	—	—	—

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Ventas Reports Second Quarter Results

August 4, 2011

QUARTERLY FUNDS FROM OPERATIONS (FFO) AND NORMALIZED FFO

(In thousands, except per share amounts)

	2011 Quarters		2010 Quarters
	Second	First	Fourth	Third	Second

Net income attributable to common stockholders	$19,676	$48,984	$77,583	$57,898	$58,067
Adjustments:
Depreciation and amortization on real estate assets	80,172	51,173	50,645	51,449	49,787
Depreciation on real estate assets related to noncontrolling interest	(210)	(204)	(1,184)	(1,627)	(1,680)
Depreciation on real estate assets related to unconsolidated entities	931	1,035	1,092	1,275	—
Discontinued operations:
Gain on sale of real estate assets	—	—	(19,848)	(168)	(5,041)
Depreciation and amortization on real estate assets	—	—	—	96	145
FFO	100,569	100,988	108,288	108,923	101,278
Income tax (benefit) expense	(6,209)	(3,197)	2,169	1,044	(150)
Loss on extinguishment of debt	6	16,520	3,242	—	6,549
Merger-related expenses and deal costs	55,807	6,449	7,575	5,142	4,207
Amortization of other intangibles	255	256	173	338	—
Change in fair value of interest rate swaps	(8,887)	—	—	—	—
Normalized FFO	$141,541	$121,016	$121,447	$115,447	$111,884

Per diluted share (1):
Net income attributable to common stockholders	$0.11	$0.30	$0.49	$0.37	$0.37
Adjustments:
Depreciation and amortization on real estate assets	0.45	0.32	0.32	0.33	0.32
Depreciation on real estate assets related to noncontrolling interest	(0.00)	(0.00)	(0.01)	(0.01)	(0.01)
Depreciation on real estate assets related to unconsolidated entities	0.01	0.01	0.01	0.01	—
Discontinued operations:
Gain on sale of real estate assets	—	—	(0.13)	(0.00)	(0.03)
Depreciation and amortization on real estate assets	—	—	—	0.00	0.00
FFO	0.57	0.62	0.68	0.69	0.64
Income tax (benefit) expense	(0.03)	(0.02)	0.01	0.01	(0.00)
Loss on extinguishment of debt	0.00	0.10	0.02	—	0.04
Merger-related expenses and deal costs	0.31	0.04	0.05	0.03	0.03
Amortization of other intangibles	0.00	0.00	0.00	0.00	—
Change in fair value of interest rate swaps	(0.05)	—	—	—	—
Normalized FFO	$0.80	$0.75	$0.77	$0.73	$0.71

(1) Per share amounts may not add due to rounding.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time.  Since real estate values instead have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.  To overcome this problem, the Company considers FFO and normalized FFO appropriate measures of operating performance of an equity REIT.  Moreover, the Company believes that normalized FFO provides useful information because it allows investors, analysts and Company management to compare the Company’s operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by unanticipated items.  The Company uses the NAREIT definition of FFO.  NAREIT defines FFO as net income, computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus real estate

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Ventas Reports Second Quarter Results

August 4, 2011

depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.  Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis.  The Company defines normalized FFO as FFO excluding the following income and expense items (which may be recurring in nature): (a) gains and losses on the sales of real property assets, (b) merger-related costs and expenses, including amortization of intangibles and transition and integration expenses, and deal costs and expenses, including expenses and recoveries, if any, relating to the Company’s lawsuit against HCP, (c) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of the Company’s debt, (d) the non-cash effect of income tax benefits or expenses, (e) the impact of future unannounced acquisitions or divestitures (including pursuant to tenant options to purchase) and capital transactions, (f) the reversal or incurrence of contingent consideration and liabilities, and (g) changes in the fair value of interest rate swaps.

FFO and normalized FFO presented herein are not necessarily comparable to FFO and normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same definitions.  FFO and normalized FFO should not be considered as alternatives to net income (determined in accordance with GAAP) as indicators of the Company’s financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are FFO and normalized FFO necessarily indicative of sufficient cash flow to fund all of the Company’s needs.  The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO and normalized FFO should be examined in conjunction with net income as presented elsewhere herein.

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Ventas Reports Second Quarter Results

August 4, 2011

NORMALIZED FFO GUIDANCE FOR THE YEAR ENDING DECEMBER 31, 2011

The following table illustrates the Company’s normalized FFO per diluted common share guidance for the year ending December 31, 2011:

	UPDATED			PRIOR
	GUIDANCE			GUIDANCE
	For the Year			For the Year
	Ending			Ending
	December 31, 2011			December 31, 2011
Net income attributable to common stockholders	$0.53	-	$0.71	$1.12	-	$1.35
Adjustments:
Depreciation and amortization on real estate assets, depreciation related to noncontrolling interest and gain/loss on sale of real estate assets, net	1.98	-	1.98	1.54	-	1.54
FFO	2.51	-	2.69	2.66	-	2.89

Adjustments:
Income tax benefit/expense (net of noncontrolling interest), gain/loss on extinguishment of debt, transition and integration expenses, amortization of intangibles, merger-related expenses and deal costs, net and certain derivative transactions	0.66	-	0.54	0.40	-	0.25
Normalized FFO	$3.17	-	$3.23	$3.06	-	$3.14

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Ventas Reports Second Quarter Results

August 4, 2011

Net Debt to Adjusted Pro Forma EBITDA

The following information considers the pro forma effect on net income, interest and depreciation of the Company’s investments and other capital transactions that were completed during the three months ended June 30, 2011, as if the transactions had been consummated as of the beginning of the period.  The following table illustrates net debt to pro forma earnings before interest, taxes, depreciation and amortization (including of non-cash stock-based compensation), excluding merger-related expenses and deal costs, gains or losses on sales of real property assets and changes in the fair value of interest rate swaps (“Adjusted Pro Forma EBITDA”) (dollars in thousands):

Net income attributable to common stockholders	$19,676
Pro forma adjustments for current period investments, capital transactions and dispositions	(3,043)
Pro forma net income for the three months ended June 30, 2011	$16,633
Add back:
Pro forma interest	65,269
Pro forma depreciation and amortization	97,671
Stock-based compensation	4,352
Loss on extinguishment of debt	6
Income tax benefit	(9,761)
Change in fair value of interest rate swaps	(8,887)
Other taxes	317
Merger-related expenses and deal costs	55,807
Loss from unconsolidated entities	83
Adjusted Pro Forma EBITDA	$221,490
Adjusted Pro Forma EBITDA annualized	$885,960

As June 30, 2011:
Debt	$5,007,080
Cash, including cash escrows pertaining to debt	(38,943)
Net debt	$4,968,137

Net debt to Adjusted Pro Forma EBITDA	5.6	x

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Ventas Reports Second Quarter Results

August 4, 2011

Non-GAAP Financial Measures Reconciliation

(In thousands, except per share amounts)

	For the Six Months
	Ended June 30,
	2011	2010

Net income attributable to common stockholders	$68,660	$110,686
Adjustments:
Depreciation and amortization on real estate assets	131,345	101,872
Depreciation on real estate assets related to noncontrolling interest	(414)	(3,406)
Depreciation on real estate assets related to unconsolidated entities	1,966	—
Discontinued operations:
Gain on sale of real estate assets	—	(5,225)
Depreciation and amortization on real estate assets	—	368
FFO	201,557	204,295
Income tax benefit	(9,406)	(283)
Loss on extinguishment of debt	16,526	6,549
Merger-related expenses and deal costs	62,256	6,526
Amortization of other intangibles	511	—
Change in fair value of interest rate swaps	(8,887)	—
Normalized FFO	$262,557	$217,087

Per diluted share (1):
Net income attributable to common stockholders	$0.40	$0.70
Adjustments:
Depreciation and amortization on real estate assets	0.77	0.65
Depreciation on real estate assets related to noncontrolling interest	(0.00)	(0.02)
Depreciation on real estate assets related to unconsolidated entities	0.01	—
Discontinued operations:
Gain on sale of real estate assets	—	(0.03)
Depreciation and amortization on real estate assets	—	0.00
FFO	1.19	1.30
Income tax benefit	(0.06)	(0.00)
Loss on extinguishment of debt	0.10	0.04
Merger-related expenses and deal costs	0.37	0.04
Amortization of other intangibles	0.00	—
Change in fair value of interest rate swaps	(0.05)	—
Normalized FFO	$1.54	$1.38

(1) Per share amounts may not add due to rounding.

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Ventas Reports Second Quarter Results

August 4, 2011

Non-GAAP Financial Measures Reconciliation

Quarterly NOI Reconciliation by Segment

(In thousands)

	2011 Quarters		2010 Quarters
	Second	First	Fourth	Third	Second
Revenues

Triple-Net
Triple-Net Rental Income, excluding Discontinued Operations	$120,129	$118,603	$118,200	$117,906	$117,387

Medical Office Buildings
Medical Office - Stabilized	20,278	20,810	19,326	18,734	10,149
Medical Office - Lease up	3,480	3,426	3,175	4,083	2,091
Total Medical Office Buildings - Rental Income	23,758	24,236	22,501	22,817	12,240
Total Rental Income	143,887	142,839	140,701	140,723	129,627

Medical Office Building Services Revenue	9,822	6,957	7,387	6,711	—
Total Medical Office Buildings - Revenue	33,580	31,193	29,888	29,528	12,240

Seniors Housing Operating
Seniors Housing - Stabilized	195,887	113,931	110,998	109,722	107,070
Seniors Housing - Lease up	6,595	571	3,768	3,460	2,797
Total Resident Fees and Services	202,482	114,502	114,766	113,182	109,867

Non-Segment Income from Loans and Investments	8,391	6,085	5,076	4,014	3,705
Total Revenues, excluding Interest and Other Income	364,582	270,383	267,930	264,630	243,199

Property-Level Operating Expenses

Medical Office Buildings
Medical Office - Stabilized	6,820	7,281	6,431	6,474	3,417
Medical Office - Lease up	1,458	1,395	1,424	1,467	704
Total Medical Office Buildings	8,278	8,676	7,855	7,941	4,121

Seniors Housing Operating
Seniors Housing - Stabilized	131,398	77,588	69,455	71,665	69,798
Seniors Housing - Lease up	5,341	523	2,574	2,401	1,264
Total Seniors Housing	136,739	78,111	72,029	74,066	71,062
Total Property-Level Operating Expenses	145,017	86,787	79,884	82,007	75,183

Medical Office Building Services Costs	7,954	5,536	4,885	4,633	—

Net Operating Income

Triple-Net	120,129	118,603	118,200	117,906	117,387

Medical Office Buildings
Medical Office - Stabilized	13,458	13,529	12,895	12,260	6,732
Medical Office - Lease up	2,022	2,031	1,751	2,616	1,387
Medical Office Buildings Services	1,868	1,421	2,502	2,078	—
Total Medical Office Buildings	17,348	16,981	17,148	16,954	8,119

Seniors Housing Operating
Seniors Housing - Stabilized	64,489	36,343	41,543	38,057	37,272
Seniors Housing - Lease up	1,254	48	1,194	1,059	1,533
Total Seniors Housing	65,743	36,391	42,737	39,116	38,805
Non-Segment	8,391	6,085	5,076	4,014	3,705
Net Operating Income	$211,611	$178,060	$183,161	$177,990	$168,016

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Ventas Reports Second Quarter Results

August 4, 2011

Non-GAAP Financial Measures Reconciliation

Same-store Quarterly NOI Reconciliation by Segment

(Dollars in thousands)

	For the Three Months
	Ended June 30,
	2011	2010

Revenues

Triple-Net
Triple-Net Rental Income	$120,129	$117,387
Less:
Rental Income not Included in Same-Store	—	—
Straight-Lining of Rental Income	1,352	1,854
Non-Cash Rental Income	321	205
Other Pro Forma Adjustments	22	10
	1,695	2,069

Same-Store Cash Rental Income	$118,434	$115,318

Percentage Increase		2.7%

Net Operating Income

Triple-Net Same-Store NOI	$118,434	$115,318
Total Seniors Housing	65,743	38,809
Total Medical Office Buildings	15,480	8,118
Less:
MOB Noncontrolling Interest Portion of NOI	569	522
MOB NOI not Included in Same-Store	7,287	—
Straight-Lining of Rental Income	296	670
Non-Cash Rental Income	62	62
Seniors Housing NOI not Included in Same-Store	26,257	(6)
Other Pro Forma Adjustments	2	(2)

Same-Store Net Operating Income	$165,184	$160,999

Percentage Increase		2.6%

Same-Store Net Operating Income	$165,184	$160,999
Sunrise Cash Payment for Expense Overages	—	2,966

Same-Store Net Operating Income excl Expense Overages	$165,184	$158,033

Percentage Increase		4.5%

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Ventas Reports Second Quarter Results

August 4, 2011

The Company believes that NOI, same-store cash rental income and same-store NOI provide useful information because those disclosures allow investors, analysts and Company management to measure unlevered property-level operating results and to compare the Company’s operating results to the operating results of other real estate companies and between periods on a consistent basis.  Those terms are commonly used in evaluating results of real estate companies.  The Company defines NOI as total revenues, excluding interest and other income, less property-level operating expenses and medical office building services costs (including amounts in discontinued operations).

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